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                                   Exhibit 23.08

                           CONSENT OF ROBERT E. VAN METRE



     I hereby consent to the use of my name under the heading "MANAGEMENT OF THE COMPANY" in the Prospectus/Consent Solicitation Statement which is a part of this Registration Statement, and to the use of my name wherever appearing in this Registration Statement and related Prospectus/Consent Solicitation Statement, and any amendments thereto.

Dated: July 28, 1998.

                              /s/ Robert E. Van Metre
                              ------------------------------
                              Robert E. Van Metre



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